                                                                    Exhibit 99.1

                          ANNUAL SERVICER'S CERTIFICATE
                        For Year Ended December 31, 2003

                   DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC

                           DAIMLERCHRYSLER AUTO TRUSTS

The undersigned, duly authorized representatives of DaimlerChrysler Services North America LLC ("DCS"), as Servicer, pursuant to the Sale and Servicing Agreements listed in Exhibit 1 (the "Agreements"), by and among DCS, as Seller and Servicer, and the Issuers listed in Exhibit 1, does hereby certify that:

         1.   DCS is, as of the date hereof, the Servicer under the Agreements.

         2. The undersigned are Servicing Officers and are duly authorized pursuant to the Agreements to execute and deliver this Certificate to the Issuer, the Owner Trustee and to the Trustee.

         3. A review of the activities of the Servicer during the calendar year ended December 31, 2003 and of their performance under the Agreements was conducted under our supervision.

         4. Based on such review, the Servicer has, to the best of our knowledge, performed in all material respects all of its obligations under the Agreements and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

         5. There were no defaults made by the Servicer in the performance of its obligations under the provisions of the Agreements during the year ended December 31, 2003.

Capitalized terms used but not defined herein are used as defined in the applicable Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 30th day of March 2004.

 /s/  Norbert J. Meder                         /s/  Mark L. Davis
------------------------------            --------------------------------------
Norbert J. Meder                          Mark L. Davis
Vice President and                        Assistant Controller
Controller                                Financial Reporting & Policy

                                                                       Exhibit 1

                      SALE AND
                     SERVICING
  ISSUER           AGREEMENT DATED           INDENTURE TRUSTEE                     OWNER TRUSTEE
-----------------------------------------------------------------------------------------------------------------
DCAT 2000-A       February 1, 2000           Bank One, N.A.        Chase Manhattan Bank Delaware
DCAT 2000-B       May 1, 2000                Bank One, N.A.        Chase Manhattan Bank Delaware
DCAT 2000-C       September 1, 2000          Bank One, N.A.        Chase Manhattan Bank USA, National Association
DCAT 2000-D       October 1, 2000            Bank One, N.A.        Chase Manhattan Bank USA, National Association
DCAT 2000-E       December 1, 2000           Bank One, N.A.        Chase Manhattan Bank USA, National Association
DCAT 2001-A       March 1, 2001              Bank One, N.A.        Chase Manhattan Bank USA, National Association
DCAT 2001-B       June 1, 2001               Bank One, N.A.        Chase Manhattan Bank USA, National Association
DCAT 2001-C       September 1, 2001          Citibank, N.A.        Chase Manhattan Bank USA, National Association
DCAT 2001-D       November 1, 2001           Citibank, N.A.        Chase Manhattan Bank USA, National Association
DCAT 2002-A       April 1, 2002              Bank One, N.A.        Chase Manhattan Bank USA, National Association
DCAT 2002-B       July 1, 2002               Bank One, N.A.        Chase Manhattan Bank USA, National Association
DCAT 2002-C       October 1, 2002            Citibank, N.A.        Chase Manhattan Bank USA, National Association
DCAT 2003-A       August 1, 2003             Citibank, N.A.        Chase Manhattan Bank USA, National Association
DCAT 2003-B       December 1, 2003           Deutsche Bank         Chase Manhattan Bank USA, National Association

                         INDEPENDENT ACCOUNTANTS' REPORT


The Manager and Member
DaimlerChrysler Services North America LLC:

We have examined DaimlerChrysler Services North America LLC's (the "Company") compliance with certain applicable minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended December 31, 2003, pursuant to the Sale and Servicing Agreements listed in Exhibit 1 of the Management Assertion. Management is responsible for the Company's compliance with those requirements. Our responsibility is to express an opinion on the Company's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

Our examination disclosed the following material noncompliance with minimum servicing standard II.1 as set forth in USAP. As explained in the Management Assertion, minimum servicing standard II.1 requires timely remittances of cash collections to the trusts. The Company remitted estimated daily cash collections on receivables for the collection period net of expected distributions to be made to the Company for the collection period. In circumstances when the servicer is required to remit cash collections daily, Section 5.08 of the Sale and Servicing Agreement does not permit remittances to be made net of expected distributions to the servicer. On March 30, 2004, the Company received an Acknowledgement and Waiver from the Owner Trustee, waiving the provisions of
Section 5.08 of the Sale and Servicing Agreements with respect to the netting of all remittances on or before March 30, 2004. This condition was considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2003 financial statements of DaimlerChrysler Auto Trust 2003-A and DaimlerChrysler Auto Trust 2003-B, and this report does not affect our reports dated March 26, 2004 on those financial statements.

In our opinion, except for the material noncompliance described in the preceding paragraph, DaimlerChrysler Services North America LLC complied, in all material respects, with the aforementioned applicable minimum servicing standards for the year ended December 31, 2003.

/s/ KPMG LLP

Detroit, Michigan
March 30, 2004

                              Management Assertion


March 30, 2004


As of and for the year ended December 31, 2003, except as explained in the following paragraph, DaimlerChrysler Services North America LLC has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to the extent that such servicing standards are applicable to the servicing obligations pursuant to the Sale and Servicing Agreements, as applicable, included in Exhibit 1.

Minimum servicing standard II.1 requires timely remittances of cash collections to the trust. The Company as Servicer remitted within two business days of receipt thereof to the Deposit Account funds representing payments by or on behalf of the Obligors with respect to the receivables. These payments were reduced for Servicer Fees and estimated overcollateralization releases owing to the Servicer for the collection period. Section 5.08 of the Sale and Servicing Agreement states that such netting by the Servicer is allowed except when the Servicer is required to remit collections daily. Although we were required to remit collections daily as of, and for the year ended December 31, 2003, we note that the trustee was aware of this netting, consented to this approach as an acceptable and reasonable business practice, and has provided written documentation to this effect with respect to all remittances which occurred on or before March 30, 2004.

Due to the nature of the trusts referenced in Exhibit 1, minimum servicing standards I.2, I.4, III.1, III.2, III.3, III.4, III.5, III.6, V.2, V.3, V.4 and
VII.1 are not applicable and, accordingly, DaimlerChrysler Services North America LLC has not made an attempt to comply with those standards.


DaimlerChrysler Services North America LLC, as Servicer


/s/ Paul E. Knauss
-----------------------------------------------------
Paul E. Knauss
Vice President and Chief Financial Officer


/s/ Robert L. Watson
-----------------------------------------------------
Robert L. Watson
Senior Manager -- Structured Finance and Securitization


/s/ Mark L. Davis
-----------------------------------------------------
Mark L. Davis
Assistant Controller -- Financial Reporting & Policy

                                                                       EXHIBIT 1




                             Sale and Servicing
Issuer                       Agreement Dated            Indenture Trustee             Owner Trustee
------                       ---------------            -----------------             -------------
DCAT 2000-A                  February 1, 2000           Bank One, N.A.                Chase Manhattan Bank Delaware
DCAT 2000-B                  May 1, 2000                Bank One, N.A.                Chase Manhattan Bank Delaware
DCAT 2000-C                  September 1, 2000          Bank One, N.A.                Chase Manhattan Bank USA,
                                                                                      National Association
DCAT 2000-D                  October 1, 2000            Bank One, N.A.                Chase Manhattan Bank USA,
                                                                                      National Association
DCAT 2000-E                  December 1, 2000           Bank One, N.A.                Chase Manhattan Bank USA,
                                                                                      National Association
DCAT 2001-A                  March 1, 2001              Bank One, N.A.                Chase Manhattan Bank USA,
                                                                                      National Association
DCAT 2001-B                  June 1, 2001               Bank One, N.A.                Chase Manhattan Bank USA,
                                                                                      National Association
DCAT 2001-C                  September 1, 2001          Citibank, N.A.                Chase Manhattan Bank USA,
                                                                                      National Association
DCAT 2001-D                  November 1, 2001           Citibank, N.A.                Chase Manhattan Bank USA,
                                                                                      National Association
DCAT 2002-A                  April 1, 2002              Bank One, N.A.                Chase Manhattan Bank USA,
                                                                                      National Association
DCAT 2002-B                  July 1, 2002               Bank One, N.A.                Chase Manhattan Bank USA,
                                                                                      National Association
DCAT 2002-C                  October 1, 2002            Citibank, N.A.                Chase Manhattan Bank USA,
                                                                                      National Association
DCAT 2003-A                  August 1, 2003             Citibank, N.A.                Chase Manhattan Bank USA,
                                                                                      National Association
DCAT 2003-B                  December 1, 2003           Deutsche Bank                 Chase Manhattan Bank USA,
                                                                                      National Association